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                                                                    EXHIBIT 99.1

                            BANKERS TRUST CORPORATION
               UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS
                                  (in millions)

The following Unaudited Pro Forma Condensed Statements of Income for the years ended December 31, 2000 and 1999 give effect to Bankers Trust Corporation's ("BT" or the "Corporation") transfer of its wholly-owned subsidiary BT Holdings (New York), Inc. ("BTH") to DB U.S. Financial Markets Holding Corporation ("DBUSH"), a subsidiary of Deutsche Bank Americas Holding Corp. ("DBAH") and Taunus Corporation ("Taunus"), which are an indirect and direct subsidiary, respectively, of Deutsche Bank AG. The transfer of BTH to DBUSH took the form of an exchange of stock pursuant to which BTH became a wholly-owned subsidiary of DBUSH. The Corporation received shares of DBUSH equal to the fair market value of BTH's net assets, substantially all of which were financial assets, on the date of transfer. The Corporation, as part of an ongoing reorganization, intends to transfer, by dividend or otherwise, the shares received to Taunus. The Corporation recognized a pre-tax gain of approximately $561 million for the year ended December 31, 2000.

      In addition, the following Unaudited Pro Forma Condensed Statement of Income for the year ended December 31, 1999 gives effect to the Corporation's transfer on June 5, 1999 of its wholly-owned subsidiary BT Alex. Brown Incorporated ("BTAB") and substantially all of its interest in Bankers Trust International PLC ("BTI") to Deutsche Bank Securities Inc. and Deutsche Holdings
(BTI) Ltd., respectively, which are wholly-owned subsidiaries of Deutsche Bank AG and to the Corporation's sale, on August 31, 1999, of its wholly-owned subsidiary Bankers Trust Australia Limited ("BTAL") to the Principal Financial Group for a price of approximately $1.4 billion. For more information on the transfer of BTAB and BTI and the sale of BTAL, see the Corporation's Annual Report on Form 10-K for the year ended December 31, 1999.

      The pro forma information is based on the historical consolidated financial statements of BT after giving effect to the pro forma adjustments described in the Notes to the Unaudited Pro Forma Condensed Financial Statements. The pro forma financial data are not necessarily indicative of the results that actually would have occurred had the transfer of BTH, BTAB, and BTI and the sale of BTAL been consummated on the dates indicated or that may be obtained in the future.


86 Bankers Trust Corporation and its Subsidiaries

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                            BANKERS TRUST CORPORATION
                UNAUDITED PRO FORMA CONDENSED STATEMENT OF INCOME
                                  (in millions)

                                                                                For the Year Ended December 31, 2000
                                                              -------------------------------------------------------------------
                                                                   BT                                Pro Forma
                                                              Consolidated              BTH(a)     Adjustments(b)       Pro Forma(d)
- ---------------------------------------------------------------------------------------------------------------------------------
Net Interest Revenue
   Interest revenue                                                 $3,635            $(544)            $   81             $3,172
   Interest expense                                                  2,988             (429)              (125)             2,434
- ---------------------------------------------------------------------------------------------------------------------------------
Net Interest Revenue                                                   647             (115)               206                738
   Provision for credit losses--loans                                  (19)              (1)                --                (20)
- ---------------------------------------------------------------------------------------------------------------------------------
Net Interest Revenue After Provision for
   Credit Losses--Loans                                                666             (114)               206                758
- ---------------------------------------------------------------------------------------------------------------------------------
Noninterest Revenue
   Trading                                                             136              (65)                55                126
   Fiduciary and funds management                                      798               --                 --                798
   Corporate finance fees                                              142               (4)                --                138
   Other fees and commissions                                          306               (8)                --                298
   Securities available for sale gains (losses)                         45              (25)                --                 20
   Other                                                               759              (65)                91                785
- ---------------------------------------------------------------------------------------------------------------------------------
Total noninterest revenue                                            2,186             (167)               146              2,165
- ---------------------------------------------------------------------------------------------------------------------------------
Noninterest Expenses
   Salaries and commissions                                            459               (3)                --                456
   Incentive compensation employee benefits                            415              (12)                --                403
   Agency and other professional service fees                          220               (4)                --                216
   Communication and data services                                      84               --                 --                 84
   Occupancy, net                                                      106               --                 --                106
   Furniture and equipment                                             136               (2)                --                134
   Travel and entertainment                                             45               (1)                --                 44
   Other                                                               535              (70)                 3                468
   Restructuring charge                                                (48)              --                 --                (48)
- ---------------------------------------------------------------------------------------------------------------------------------
Total noninterest expenses                                           1,952              (92)                 3              1,863
- ---------------------------------------------------------------------------------------------------------------------------------
Income before income taxes                                             900             (189)               349              1,060
Income taxes                                                           388                                                    437
- --------------------------------------------------------------------------                                                 ------
Net Income                                                          $  512                                                 $  623
==========================================================================                                                 ======

See Notes to Unaudited Pro Forma Condensed Financial Statements.


                               Bankers Trust Corporation and its Subsidiaries 87

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                            BANKERS TRUST CORPORATION
                UNAUDITED PRO FORMA CONDENSED STATEMENT OF INCOME
                                  (in millions)

                                                                           For the Year Ended December 31, 1999
                                               ----------------------------------------------------------------------------------
                                                         BT       BTAB, BTI                          Pro Forma
                                               Consolidated        and BTAL**(c)        BTH(a)     Adjustments(b)       Pro Forma(d)
- ---------------------------------------------------------------------------------------------------------------------------------
Net Interest Revenue
   Interest revenue                                 $ 4,419         $  (740)          $(213)              $309             $3,775
   Interest expense                                   3,612            (521)           (120)               149              3,120
- ---------------------------------------------------------------------------------------------------------------------------------
Net Interest Revenue                                    807            (219)            (93)               160                655
   Provision for credit losses--loans                   (58)             26              (4)                --                (36)
   Net interest revenue after provision for
      credit losses--loans                              865            (245)            (89)               160                691
- ---------------------------------------------------------------------------------------------------------------------------------
Noninterest Revenue
   Trading                                               42             258               3               (224)                79
   Fiduciary and funds management                     1,017            (178)             --                 --                839
   Corporate finance fees                               542            (304)             --                 --                238
   Other fees and commissions                           538            (186)             (4)                --                348
   Securities available for sale gains (losses)         (89)            108             (56)                --                (37)
   Insurance premiums                                    86              --              --                 --                 86
   Other                                              1,364             319            (703)               228              1,208
- ---------------------------------------------------------------------------------------------------------------------------------
Total noninterest revenue                             3,500              17            (760)                 4              2,761
- ---------------------------------------------------------------------------------------------------------------------------------
Noninterest Expenses
   Salaries and commissions                           1,039            (310)             (3)                --                726
   Incentive compensation and employee benefits*      2,189            (919)            (57)                --              1,213
   Agency and other professional service fees           430              --              (4)                --                426
   Communication and data services                      206             (53)             --                 --                153
   Occupancy, net                                       198             (35)             --                 --                163
   Furniture and equipment                              221             (33)             --                 --                188
   Travel and entertainment                             114             (48)             --                 --                 66
   Provision for policyholder benefits                  114              --              --                 --                114
   Other                                                636             259            (218)               (11)               666
Restructuring charge                                    633              --             (13)                --                620
- ---------------------------------------------------------------------------------------------------------------------------------
Total noninterest expenses                            5,780          (1,139)           (295)               (11)             4,335
- ---------------------------------------------------------------------------------------------------------------------------------
Income (loss) before income taxes                    (1,415)            911            (554)               175               (883)
Income taxes                                            188                                                                   275
- -----------------------------------------------------------                                                               -------
Net Income (Loss)                                   $(1,603)                                                              $(1,158)
===========================================================                                                               =======

* Includes charges of approximately $1.1 billion in change-in-control related costs.

** Includes results of operations of BTAB and BTI through the transfer date, June 5, 1999 and includes results of operations of BTAL through the sale date, August 31, 1999.

See Notes to Unaudited Pro Forma Condensed Financial Statements.


88 Bankers Trust Corporation and its Subsidiaries

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                            BANKERS TRUST CORPORATION
           NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

(a) Elimination of BTH's third-party amounts from BT's historical consolidated financial statements.

(b) Adjustment to record BTH intercompany amounts as revenue or expense, as applicable. Intercompany amounts were eliminated in BT's historical consolidated financial statements.

(c) Amounts represent the elimination of BTAB's, BTI's and BTAL's third-party amounts from BT's historical consolidated financial statements and adjustments to record BTAB, BTI and BTAL intercompany amounts as third-party revenue or expense, as applicable. Intercompany amounts were eliminated in BT's historical consolidated financial statements.

(d) Pro forma amounts reflect the gain on the transfer of BTH and the gain on the sale of BTAL, as applicable.


                               Bankers Trust Corporation and its Subsidiaries 89